UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 26, 2010

CAVICO CORP.
 (Exact name of registrant as specified in charter)

Delaware	0-52870	20-4863704
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

17011 Beach Blvd., Suite 1230
Huntington Beach, California               92647
 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (714) 843-5456

Copies to:

Gregory Sichenzia, Esq.
Peter DiChiara, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On October 26, 2010, Cavico Corp. (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Rodman & Renshaw, LLC, as representative of the underwriters (the "Representative"), related to a public offering of 750,000 shares of the Company's common stock (the "Common Stock"), at a price of $2.40 per share less a 7% underwriting commission. Under the terms of the Underwriting Agreement, the Company has granted the Representative an option, exercisable for 45 days, to purchase up to an additional 112,500 shares of Common Stock to cover over-allotments, if any. The offering is being made pursuant to the Company's effective registration statement on Form S-3 (Registration Statement No. 333-169866) previously filed with the Securities and Exchange Commission, including a base prospectus included therein and a final prospectus supplement to be filed with the SEC on October 27, 2010.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as an exhibit hereto.

Item 8.01.	Other Events.

On October 26, 2010, the Company issued a press release announcing that it had priced the public offering described in Item 1.01 of this Current Report. The Company's press release is filed as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits

10.1	Underwriting Agreement dated October 26, 2010

99.1	Press Release dated as of October 26, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAVICO CORP.

Date: October 27, 2010	By:	/s/ June Kim
Name: June Kim
Chief Financial Officer